                                                                    Exhibit 14.1

 Code of Ethics for Principal Executive Officers and Senior Financial Officers of
                              Empire Resorts, Inc.

     Empire Resorts,  Inc. (the "Company") is committed to the highest standards of ethical  business  conduct.  The Company has adopted this Code of Ethics as a set of  guidelines to govern the conduct of its  Principal  Executive  Officers, including  the  Chairman  of its  Board of  Directors  and its  Chief  Executive
Officer,  and its  Senior  Financial  Officers,  including  the Chief  Financial
Officer of the Company and the  Chairman of the Audit  Committee of its Board of
Directors of the Company.  The  guidelines set forth in this Code shall apply to all employees of the Company.

     It is the policy of the Company that its Senior  Financial  Officers adhere to and espouse the following principles governing their professional and ethical conduct in the fulfillment of their responsibilities:

1.   The  Principal  Executive  Officers  and Senior  Financial  Officers of the
     Company  should act with honesty and integrity in  fulfilling  their duties and responsibilities.

2.   The  Principal  Executive  Officers  and Senior  Financial  Officers of the
     Company should handle in an ethical manner all actual or apparent conflicts of interest between personal and professional relationships.

     In order to avoid conflicts of interest,  the Principal  Executive Officers and Senior Financial Officers of the Company must:

          o    Avoid any personal activity, investment or association that could appear to interfere  with good judgment  concerning the Company's best  interests.

          o    Not  exploit the  officer's  position  or  relationship  with the
               Company for personal gain.

          o    Avoid even the appearance of such a conflict.

     For  example,  there  is a  likely  conflict  of  interest  if a  Principal
     Executive Officer or Senior Financial Officer:

          o    Causes  the  Company  to engage  in  business  transactions  with relatives or friends;

          o    Uses  nonpublic  Company,  customer,  or vendor  information  for personal  gain  by the  Officer  or the  Officer's  relatives  or
               friends   (including   securities   transactions  based  on  such
               information);

          o    Has  more  than a  modest  financial  interest  in the  Company's vendors, clients or competitors;

          o    Receives a loan, or guarantee of obligations, from the Company or a third  party  as a  result  of the  Officer's  position  at the
               Company; or

          o    Competes,  or prepares to compete,  with the Company  while still employed by the Company.

     There are  numerous  other  situations  in which a conflict of interest may arise.  If a Principal  Executive  Officer or Chief  Financial  Officer has
     concerns  about any  situation,  that officer  should so advise the persons designated by the Audit Committee of the Board

     of  Directors to receive  questions  regarding  compliance  and ethics (the
     "Audit Committee Designees").

     It is essential that each Principal  Executive Officer and Senior Financial
     Officer avoids any  investment,  interest or association  that  interferes, might  interfere,  or  might  appear  to  interfere,  with  that  officer's independent exercise of judgment in the Company's best interests.

     Engaging in any conduct that  represents a conflict of interest is strictly prohibited.

3.   It is  responsibility  of  the  Principal  Executive  Officers  and  Senior
     Financial Officers of the Company to assure that:

          o    All accounting  records,  as well as reports  produced from those records,  are in  accordance  with  the  laws of each  applicable jurisdiction.

          o    All records fairly and  accurately  reflect the  transactions  or occurrences to which they relate.

          o    All records fairly and accurately  reflect, in reasonable detail, the Company's assets, liabilities, revenues and expenses.

          o    The  Company's  accounting  records do not  contain  any false or intentionally misleading entries.

          o    No transactions are  intentionally  misclassified as to accounts, departments or accounting periods.

          o    All  transactions  are  supported  by accurate  documentation  in reasonable  detail and recorded in the proper  account and in the proper accounting period.

          o    No  information  is concealed  from the internal  auditors or the independent auditors.

          o    There is full  compliance  with the Company's  system of internal accounting controls.

4.   It is the  responsibility of each of the Principal  Executive  Officers and
     Senior Financial Officers of the Company to promptly bring to the attention of the Audit Committee  Designees any material  information that officer is aware of that  affects the  disclosures  made by the Company in its filings with  the  Securities  and  Exchange  Commission  or in  any  other  public communications.

5.   Each  Principal  Executive  Officer  and  Senior  Financial  Officer of the
     Company is responsible for promptly  bringing to the attention of the Audit
     Committee  Designees any  information  that officer may have concerning (i)
     significant  deficiencies  in the design or operation of internal  controls which could  adversely  affect the  Company's  ability to record,  process, summarize  and  report  financial  data or (b) any  fraud,  whether  or not

     material,   that  involves   management  or  other  employees  who  have  a
     significant  role in the  Company's  financial  reporting,  disclosures  or internal controls.

6.   Each  Principal  Executive  Officer and Senior  Financial  Officer,  in the
     fulfillment of that officer's duties and responsibilities, will endeavor to comply with,  and to cause the Company to comply with,  both the letter and spirit of applicable  governmental  laws, rules, and regulations,  and each such officer will bring to the attention of the Audit Committee.  Designees any information that officer may have concerning evidence of a violation of the securities laws or any other laws,  rules or regulations  applicable to the Company and the  operations of its  business,  either by the Company or its agents.

7.   Each Principal Executive Officer and Senior Financial Officer will promptly report to the Audit Committee  Designees any  information  that officer may have concerning evidence of a violation of this Code.

8.   Each Principal  Executive  Officer and Senior Financial Officer is expected to adhere to this Code. The Company will determine  appropriate  actions to be taken in the event of  violations  of the Code.  Those  actions  will be designed to deter wrongdoing and to promote accountability for adherence to the Code.

9.   The  provisions  of the Code can be  waived  only by action of the Board of
     Directors  acting with specific  written  advice of counsel,  which counsel must  represent  that it has no conflict  of  interest in the matter,  and, where  appropriate,  with the  specific  written  advice  of the  Company's outside  Auditors,  with  establishment  of an  appropriate  mechanism  for monitoring  the  particular  situation and reporting  back to the Board the effects of the waiver and whether  expectations  concerning the waiver have been  properly  realized.  The  Company  will  promptly  and  appropriately disclose any waiver of any provision of this Code.

10.  This Code is a statement  of  corporate  policy and is not  intended to and does not constitute part of any employment  contract,  does not provide any assurance  of  continued  employment,  and does not  create  rights  in any employee, any shareholder, or any other person or entity.